SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

PDC Energy, Inc.

(Name of Registrant as Specified In Its Charter)

Kimmeridge Energy Management Company, LLC

Kimmeridge Active Investments, LLC

Kimmeridge Chelsea, LLC

Benjamin Dell

Alexander Inkster

Noam Lockshin

Henry Makansi

Neil McMahon

James F. Adelson

Alice E. Gould

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On March 7, 2019, Kimmeridge Energy Management Company, LLC (“Kimmeridge”) issued a press release (the “Press Release”) and made available an investor presentation (the “Presentation”) on its website through the link, www.kimmeridge.com/pdc/, to stockholders of PDC Energy, Inc. (the “Company”). Copies of the Press Release and Presentation are attached herewith as Exhibit 1 and Exhibit 2, respectively.

Information regarding the Participants (as defined in Exhibit 3) in a solicitation of proxies of the stockholders of the Company in connection with the 2019 annual meeting of stockholders of the Company is attached herewith as Exhibit 3.